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                                                                EXHIBIT 10.20

                                FIRST AMENDMENT
                                       TO
                   FIRST AMENDED AND RESTATED LOAN AGREEMENT
                            DATED SEPTEMBER 23, 1996
                 BY AND BETWEEN SABA PETROLEUM COMPANY, ET AL.
                           AND BANK ONE, TEXAS, N.A.

         This First Amendment to the First Amended and Restated Loan Agreement dated September 23, 1996 (this "First Amendment") by and between SABA PETROLEUM COMPANY, a Colorado corporation (the "Borrower") et al., and BANK ONE, TEXAS, N.A., a national banking association (the "Bank") , is entered into on this 5th day of November, 1996.

                              W I T N E S S E T H:

         Borrower and Bank have entered into a First Amended and Restated Loan Agreement dated September 23, 1996, (the "Loan Agreement").

       Borrower has requested that Bank amend certain provisions of the Loan Agreement, and the Bank has agreed to such amendments to the extent expressly set forth herein.

       NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Borrower and the Bank, and each intending to be legally bound hereby, the parties agree as follows:

I.     Specific Amendments to Loan Agreement.

       Article I is hereby amended by adding or replacing, as applicable, the following definitions:

         "EAMC" means Energy Asset Management Company, L.L.C., an Arkansas limited liability company.

         "First Amendment" means the First Amendment to this Agreement executed by Borrower and Bank on November 5, 1996.

         "Former MV Partners" means DuBose Ventures, Inc. and Rockbridge Oil & Gas, Inc.

         "Guarantor (s)" means, individually and collectively, Saba Energy of Texas, Incorporated, a Texas corporation, Saba Petroleum, Inc., a California corporation, Saba Petroleum of Michigan, Inc., a Michigan corporation, and MV Ventures, G.P., a Texas general partnership.

         "Guaranty" means, with respect to each Guarantor other than MV Ventures, the guaranty of such Guarantor of all of Borrower's Obligations to the Bank, executed pursuant to the





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Prior Loan Agreement, as ratified pursuant to this Agreement, and with respect to MV Ventures, its guaranty executed pursuant to the First Amendment.

         "MV Acquisition" means the closing of the MV Purchase and Sale
Agreement.

         "MV Partnership Agreement" means that certain partnership agreement executed on November 1, 1995, between the Former Partners, as subsequently amended.

         "MV Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated October 8, 1996, between the Former Partners, as Sellers, and SETI and EAMC, as Buyers, pursuant to which SETI and EAMC acquired MV Ventures and became the sole partners therein.

         "MV Ventures" means that certain Texas general partnership formally known as MV Ventures, G.P., formed pursuant to the MV Partnership Agreement.

         "Revolving Commitment Limit" means $16,000,000.00 as of the date of this Agreement, and such different amounts as are subsequently established, from time to time, pursuant to Section 2.19 hereof.

         "SETI" means Saba Energy of Texas, Incorporated, a Texas corporation, which is a wholly-owned subsidiary of Borrower.

         Section 2.03 is amended by inserting the following text after the second sentence of such section:

         Effective as of the closing of the First Amendment, Borrowing Base I is redetermined to be Fourteen Million and No/100 Dollars ($14,000,000.00), which shall thereafter decline in the amount of $250,000.00, monthly, beginning on December 1, 1996, and at the beginning of each successive month thereafter until the effective date of the next redetermination of the Borrowing Base as set forth in this Section.

         Article III is hereby amended by adding the following new Section 3.13 thereto:

                 3.13 Closing of First Amendment. Prior to the funding of any Loans that are based on the increased Loan availability resulting from the increase in the Borrowing Base pursuant to the First Amendment, in addition to Borrower satisfying the requirements of the other applicable Sections of Article III, the Bank shall have received:





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                 (a)      satisfactory evidence that SETI and EAMC have closed
         the MV Acquisition, subject only to payment to the Former Partners of an aggregate cash sum not to exceed $3,836,571.35, and that upon the Bank's advance of Loan proceeds sufficient to fund such payment, such transaction shall have been consummated.

                 (b) satisfactory evidence that:

         - the Former Partners have amended the MV Partnership Agreement to correctly designate the name of "MV Ventures, G.P.," and to include provisions adequate to insure that the sale of the partnership from the Former Partners to SETI and EAMC shall not cause a dissolution of the partnership,

         - SETI and EAMC have acquired MV Ventures free and clear of all liens, claims and encumbrances (including, but not limited to, releases obtained at least one day prior to closing of the First Amendment of any of the foregoing held or claimed by Compass Bank, Lexas Oil, L.L.C., or LCO Company),

         - MV Ventures has Marketable Title to its Oil and Gas Properties, as described in the MV Purchase and Sale Agreement, and

         - SETI and EAMC have amended the MV Partnership Agreement to designate SETI as Managing Partner and to grant the Managing Partner full complete power and authority to manage the business of the Partnership.

                 (c) a Guaranty, in form and substance satisfactory to the Bank, pursuant to which MV Ventures shall guaranty the Obligations of Borrower to Bank.

                 (d) a mortgage of the Oil and Gas Properties of MV Ventures, in form and substance satisfactory to the Bank, pursuant to which the Oil and Gas Properties of MV Ventures are mortgaged to secure the Obligations of Borrower to the Bank and MV Ventures' obligations under its Guaranty to the Bank.

                 (e) a security agreement, in form and substance satisfactory to the Bank, pursuant to which SETI pledges it partnership interest in MV Ventures, and in the contracts, accounts and





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         proceeds associated therewith or resulting therefrom, to the Bank to secure the Obligations of Borrower and the Guaranty of SETI.

                 (f) UCC-1 Financing Statements, in form and substance satisfactory to the Bank, relating to the instruments identified in clauses (d) and (e), above.

                 (g) Transfer order letters, in form and substance satisfactory to the Bank, from MV Ventures to the Bank covering MV Ventures' interest in production from its Oil and Gas Properties.

                 (h) a certificate of the secretary or assistant secretary of SETI, both in its own capacity and in its capacity as managing partner of MV Ventures, attesting to the adoption of resolutions by SETI and the adoption of a unanimous consent by SETI and EAMC, as the sole partners of MV Ventures, authorizing the transactions evidenced by the First Amendment.

                 (i)      a Compliance Certificate executed by Borrower.

                 (j)      a Request for Advance executed by Borrower.

                 (k) such other documents and instruments as Bank may reasonably request.

         The terms "satisfactory evidence" or "evidence satisfactory to the Bank," as used in this section 3.13, means evidence satisfactory to the Bank, in its sole discretion.

         Section 8.04 is hereby amended to change to address and fax number of Borrower and each Guarantor to:

                          c/o Saba Petroleum Company
                          201 N. Salsipuedes, Suite 104
                          Santa Barbara, California 93103
                          Attention: Walton C. Vance
                          Fax: (805) 884-0672

II. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this First Amendment, the Borrower and each Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:





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                 A.       The execution and delivery of this First Amendment
         and the performance by the Borrower and each Guarantor of its obligations under this First Amendment are within the Borrower's and each Guarantor's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or any Guarantor or of any agreement binding upon the Borrower or any Guarantor.

                 B. The Loan Agreement as amended by this First Amendment represents the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against each in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                 C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

III. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

IV. Reaffirmation of Loan Agreement. This First Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each. and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

V. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between the Borrower, the Guarantors and the Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower and each Guarantor certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

VI. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This First Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this First Amendment or any other





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Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

VII. Severability. Whenever possible each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

VIII. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and any signed counterpart shall be deemed delivered by the party executing such counterpart if sent to any other party hereto by electronic facsimile transmission.

IX. Section Captions. Section captions used in this First Amendment are for convenience of reference only, and shall not affect the construction of this First Amendment.

X. Successors and Assigns. This First Amendment shall be binding upon the Borrower, each Guarantor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, each Guarantor and the Bank, and the respective successors and assigns of the Bank.

XI. Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby further amended or any of the other Loan Documents or to the transactions contemplated hereby.

XII. Notice. THIS FIRST AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed as of the day and year first above written.


                                              BORROWER

                                              SABA PETROLEUM COMPANY

                                              By: /s/  WALTON C. VANCE
                                                 -----------------------------
                                                 Walton C. Vance,
                                                 Chief Financial Officer

                                              BANK

                                              BANK ONE, TEXAS, N.A.

                                              By: /s/  LINDA F. MASERA
                                                 -----------------------------
                                                 Linda F. Masera
                                                 Vice President

GUARANTORS:

SABA ENERGY OF TEXAS, INCORPORATED

By: /s/  BRADLEY T. KATZUNG
   -------------------------------
   Bradley T. Katzung, President

SABA PETROLEUM, INC.

By: /s/  WALTON C. VANCE
   -------------------------------
   Walton C. Vance,
   Chief Financial officer

SABA PETROLEUM OF MICHIGAN, INC.

By: /s/  BRADLEY T. KATZUNG
   -------------------------------
   Bradley T. Katzung, President

MV VENTURES, G. P.

By: SABA ENERGY OF TEXAS, INCORPORATED,
    Managing Partner

By: /s/  BRADLEY T. KATZUNG
   -------------------------------
   Bradley T. Katzung,
   President





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